New York Mortgage Trust 2021 First Quarter Financial Summary

2See Glossary and End Notes in the Appendix. This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default or delinquency and/or decreased recovery rates on our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; our ability to predict and control costs; changes in laws, regulations or policies affecting our business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on us, our operations and our personnel. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. First quarter 2021 Financial Tables and related information can be viewed in the Company’s press release dated May 6, 2021 posted on the Company’s website at http://www.nymtrust.com under the “About The Company — Press Releases” section. Forward Looking Statements

3 To Our Stockholders Management Update "The Company completed another successful quarter, delivering an economic return of 2.1%, with $0.11 GAAP earnings per share and $0.12 comprehensive earnings per share. Our portfolio net margin expanded by 12 basis points to 2.42%, but more importantly, our portfolio net interest income increased by $4.4 million from the previous quarter, or 17%. We expect to see improvement in both our net interest margin and net interest income in future periods as we continue to transition out of lower-yielding CUSIP securities and focus increasingly on loans in both our single-family and multi-family strategies. On the balance sheet-side, we have continued to focus on expanding our access to longer-termed, non-mark-to-market financing arrangements. As a testament to the strengthening of our balance sheet in recent quarters, we were pleased to close on our first rated unsecured bond deal in April, a $100 million, 5.75%, 5-year financing, that serves as an additional non-mark-to-market financing option for the Company as we continue to build our credit portfolio." – Steven Mumma, Chairman and Chief Executive Officer "The Company continues to offer its stockholders excellent risk-adjusted returns, rotating away from the utilization of portfolio recourse and placing greater emphasis on non-mark-to-market leverage. At 0.2x portfolio leverage, we believe the Company’s expanded liquidity allows our investment team to focus on sectors away from the highly competitive, liquid securities markets to obtain more stable, long-term value for stockholders. After adding $358 million of new investments in our core strategies, our pipeline currently sits at one of its highest levels. We believe the consummation of a significant amount of these pipeline opportunities will enhance our EPS in future periods." – Jason Serrano, President

Company Overview Financial Summary Market & Strategy Update Quarterly Comparative Financial Information Appendix Glossary End Notes Capital Allocation Reconciliation of Net Interest Income Table of Contents

Company Overview

6See Glossary and End Notes in the Appendix. New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest margin and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets. Data As of 3/31/2021 57 professionals in New York, Los Angeles, and Charlotte Access to Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $3.2B Total Investment Portfolio / $2.2B Market Capitalization NYMT Overview Charlotte New YorkLos Angeles Office Locations Capital Allocation Single-Family Multi-Family Other 75% 24% 1% Capital Allocation Single-Family Multi-Family Other

7 Key Developments See Glossary and End Notes in the Appendix. Financial Performance ◦ Earnings per share $0.11 ◦ Comprehensive earnings per share $0.12 ◦ Book value per share of $4.71 ◦ Achieved a 2.1% Quarterly Economic Return Stockholder Value ◦ Declared first quarter common stock dividend of $0.10 per share, and preferred stock dividends ◦ Common stock dividend yield of 8.9% (share price as of 3/31/2021) ◦ Quarterly Total Rate of Return of 23.8% Liquidity / Financing ◦ Purchased residential loans for $347 million ◦ Closed new multi-family joint venture equity investment for $10 million ◦ Sold Non-Agency RMBS and CMBS for proceeds of $112 million ◦ Obtained $160 million of non-MTM financing for BPLs ◦ $1.4 billion of unencumbered assets available to finance ◦ $291 million of unrestricted cash held on balance sheet ◦ Maintained Portfolio Leverage of 0.2x ◦ In April, issued unsecured BBB+ $100 million corporate debt at 5.75% coupon Investing Activity

Financial Summary First Quarter 2021

9See Glossary and End Notes in the Appendix. Financial Snapshot Earnings & Book Value Net Interest MarginEarnings Per Share Price to Book Market Price $4.47 Investment Portfolio Yield on Avg. Interest Earning AssetsTotal Portfolio Size Total Investment Portfolio $3.2B Financing Dividend Per Share Economic Return on Book Value Avg. Portfolio Financing CostPortfolio Leverage Ratio $0.1B $0.5B $2.6B Investment Allocation SF Credit 59% MF Credit 25% 0.3x Book Value $4.71 Price/Book 0.95 3 Months Ended 2.1% Q1 Dividend $0.10 Comprehensive $0.12 Basic $0.11 SF 81% MF 16% Other 3% Total Leverage Ratio 1.5x 0.8x 0.5x 0.4x 0.3x SF MF Other 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 20211Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 3.07% 2.82% 3.33% 3.75% 3.61% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 0.7x 0.4x 0.3x 0.2x 0.2x 0.5x 0.4x 0.3x 0.3x 0.8x 5.99% 5.25% 5.51% 6.05% 6.03% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2.43% 2.18% 2.30% 2.42%2.92%

10See Glossary and End Notes in the Appendix. First Quarter Summary Dollar amounts in millions, except per share data 1Q 2021 Investment Activity Acquisitions $ 364.4 Sales $ (118.3) Prepayments and Redemptions $ (183.7) Net Investment Activity $ 62.4 Earnings Net Income Attributable to Common Stockholders $ 41.9 Comprehensive Income Attributable to Common Stockholders $ 44.8 Book Value Per Share at End of Period $ 4.71

11See Glossary and End Notes in the Appendix. Financial Results First Quarter Profit & Loss Dollar amounts in millions, except per share data Net Interest Income $ 30.3 Non-Interest Income 39.7 Total Net Interest Income & Non-Interest Income 70.0 General & Administrative Expenses (11.4) Operating Expenses (7.8) Net Income Attributable to Company 52.2 Preferred Stock Dividends (10.3) Net Income Attributable to Common Stockholders $ 41.9 The Company’s book value remained flat at $4.71 during the quarter. Continuing with a low level of Portfolio Leverage in the quarter, the reinvestment strategy is a patient approach of growing the balance sheet through a proprietary mix of single-family and multi- family direct investments and utilizing securitization financing. Price to Book Value Over Time 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 0.40 0.60 0.56 1.08 0.78 0.95 Price to Book Value Over Time $5.78 $3.89 $4.35 $4.58 $4.71 $4.71 Px/Book Book Value

Market & Strategy Update

NYMT Investment Strategy

Pipeline Strategy For Sustainable Earnings Growth

Focus
NYMT focuses on loan portfolio opportunities in markets where the Company sees a competitive advantage and competition is less due to operational barriers to entry.

Safety
NYMT finds certain loan sectors attractive due to new financing arrangements that can be structured with non-mark-to-market features or term financing available through the securitization market. In other cases, financing is unnecessary due to the high projected return on the investment.

Execution
NYMT continues to close attractive investment opportunities within the Multi-Family and Single-Family sectors, including flow and bulk purchases for a targeted mid-teens return after financing.

Portfolio Acquisitions within Core Strategies
(Dollar amounts in millions)



$184
$31
$97
$56
$3
$112
$19
$33
$60
$351
$31
$52
$268
$358
$11
$55
$292
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
BPL
Performing Loans
MF Loans/JV

See Glossary and End Notes in the Appendix.

13
NYMT

14See Glossary and End Notes in the Appendix. Strategy Update A Selective Approach to Portfolio Management Market Trends Impact Strategy 1MM Housing Units Available * 18 consecutive months of decline * Higher construction input costs ~ Lumber p 4.5x YoY Collapsing Primary-Secondary Spread * 2.5MM originations in 2020 * 1.3% origination spread ( q 25%) 2020 36MM U.S. Address Changes * Acceleration of pre-COVID population trends ~ qNE 5% ~ pSE 5% All-Time High Transitions * 43% of homes under contract in 1 week * 99.9% avg. sale-to-list price ratio Diminished Origination Profitability * 1.57% 2020 avg. production profit * 2021 lower volume & lower spread Changing Market Environment * q100bps cap rate YoY * 73% LTV (at cost) * 65% LTV (after repair) BPL $586MM 18% of Total * 93% of loans held have premium coupons * 7% WA purchase discount S&D $397MM 12% of Total * 83% of properties located in S/SE * 100% of properties are low/mid rise * Majority located in secondary markets MF Direct $348MM 11% of Total

15See Glossary and End Notes in the Appendix. 2.1% Economic Return Generated in the First Quarter NYMT Continues to Enhance Capital Structure $3,105 $626 $357 $330 $358 $569 $537 $1,163 $921 $1,343 $1,390 $119 $650 $293 $291 12/31/2019 9/30/2020 12/31/2020 3/31/2021 1.4x 0.3x 0.2x Strategy Shift Continued to primarily focus on investments away from CUSIP securities that have potential to generate attractive asset returns. Approach NYMT continues to pursue the highly attractive asset securitization market to finance proprietary asset acquisition pipelines. Alongside the unencumbered loan portfolio, a patient approach to asset-based financing allows NYMT to unlock significant value for our stockholders and withstand market volatility. Leverage With a meaningful expected increase to NYMT’s asset portfolio in Q2, the Company does not expect a material change to Portfolio Leverage. Quarterly Portfolio Financing Exposure (Dollar amounts in millions) 0.2x $47 $50 $209 $40 MTM Repo Portfolio Leverage Ratio Securitization FinancingNon-MTM Repo Unencumbered Cash

16See Glossary and End Notes in the Appendix. Single-Family Portfolio Overview Core Strategy Sub-Sector Asset Value Net Capital Strategy Leverage Ratio Loan Key Characteristics Current Environment % $ % $ Avg. FICO Avg. LTV Avg. Coupon RPL Strategy • Seasoned re-performing mortgage loans • Non-performing mortgage loans 36% $927 23% $408 0.4x • Improved performance as servicers transition from COVID-19 effects. • Recent foreclosure moratoriums immaterial to RPL Strategy loans. • Positive housing trends and robust financing alternatives improved loan valuations. BPL Strategy • Bridge loans• Bridge w/Rehab loans 22% $586 25% $436 0.4x • Housing shortage across many regions of the U.S. continuing to enhance strategy. • Acquisition pipelines remain elevated with our origination partners. Performing Loan Strategy • S & D • Other 18% $482 16% $275 0.7x • Prepayments remained high in Q1 despite recent move in rates allowing faster discount monetization. • High origination levels coupled with current low originator profitability equals high S&D investment pipelines. Securities • Non-Agency 19% $491 28% $495 — • After a brief pause of spread tightening due to higher market rates, spreads continued to tighten. • Agency 5% $132 8% $132 — • A wait and see approach to economic recovery keeping Fed purchases of Agency MBS elevated. Dollar amounts in millions Total Investment Portfolio 81% Total Capital 75% 1/5 Underlying Collateral Allocation Dollar amounts in millions 8 5 0 6 6% 2 . 8 9% 7 6 6 623 850 720 850 707 850 72% 65% 73% 4.62% 9.53% 4.85%

Single-Family

Opportunity Highlights

Quarterly Update

Q1 Portfolio Activity

- Purchased **$347 million** of residential loans, including:
  - **$292 million** BPL
  - **$52 million** S&D
- Sold **$72 million** of non-Agency RMBS

Q1 Credit Performance

- After a slight increase (1%) of delinquent loans within our RPL strategy in Q4, trends reversed in March with seasonal strength.
- BPL and S&D continue to produce high risk adjusted returns with zero credit losses in Q1.

Q2 Pipeline Update

- Residential loan acquisitions and BPL flow expected to be significantly higher.
- Tracking new opportunities in single-family rental and investor loan originations.

Q1 Financing Update

- Obtained **$160 million** of non-MTM financing for BPLs.

See Glossary and End Notes in the Appendix.

RPL Performance Update



WT. Avg. Price
3/31/21
64%
36%
$96
12/31/20
62%
38%
$94
9/30/20
63%
37%
$92
6/30/20
67%
33%
$89
Purchase
38%
62%
$89
Current
Delinquent (60+)

RPL Portfolio Characteristics as of 3/31/2021 *(Dollar amounts in millions)*

State (Top 10)	Count	Balance		% Total	Coupon	LTV	FICO
CA	643	$	185	19.2 %	4.3 %	59 %	641
FL	626	$	94	9.8 %	4.7 %	72 %	630
NY	302	$	72	7.5 %	4.5 %	73 %	627
MD	265	$	58	6.0 %	4.6 %	83 %	620
NJ	217	$	51	5.3 %	4.4 %	90 %	621
TX	469	$	44	4.6 %	5.6 %	55 %	609
VA	234	$	41	4.2 %	5.0 %	77 %	626
GA	335	$	37	3.8 %	5.3 %	81 %	610
NC	373	$	34	3.5 %	5.8 %	77 %	607
MA	146	$	33	3.4 %	4.7 %	65 %	626
Other	2,633	$	314	32.7 %	5.1 %	79 %	613
Total	**6,243**	**$**	**963**	**100.0 %**	**4.9 %**	**73 %**	**623**

17

NYMT

Single-Family

Business Purpose Loan Strategy

NYMT Expertise

Expertise & Background

- Deep experience managing different whole loan strategies across the credit spectrum.
- Managed rehabilitation and sale of real estate-owned assets for over 10 years.
- Started slowly investing in business purpose loans in 2019.
- Significantly ramped up effort in 2020 when originators lost liquidity in the general market.

Sources & Partners

- We source business purpose loans through flow and bulk trades with multiple originator, asset manager and broker-dealer relationships.
- We review underwriting guidelines, servicing policies, cash management policies, and sample mortgage documents and loan tapes to ensure that the loans and processes from the originator or asset manager are consistent with our requirements.

Strategy & Initiatives

- Partner with originators that provide:
  - A seamless purchase and servicing process.
  - Support in the growth and evolution of various business purpose loan programs.

Loan Count: 1,420 | UPB ($MM): $586.9

Loan Key Characteristics

Avg. FICO	*Avg. Coupon*	*Avg. LTARV*	*Avg. LTC*
720 (scale to 850)	9.53%	65%	73%

Borrower Experience	DQ 60+	Maturity (months)
7.4 projects	3.7%	13.3

Rehab % of Initial Cost



% of BPL Portfolio
28%
22%
19%
11%
7%
4%
9%
N/A
<=15%
16%-30%
31%-45%
46%-60%
61%-75%
>75%

See Glossary and End Notes in the Appendix.

18

NYMT

Multi-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio *16%* | **Total Capital** *24%*

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Avg. DSCR	Avg. LTV	Avg. Coupon/ Target IRR	Current Environment
Multi-Family Loans	Preferred equity and mezzanine direct originations	69%	$348	71%	$395	2.0x / 1.40x	81%	11.54%	• Middle market properties located within strong job markets are outperforming. • Cap rates have remained tight due to a lack of product and future growth expectations in expanding, high job growth markets. • Demand for the Company's lending products against value-add multi-family strategies is elevated.
Multi-Family Securities	CMBS backed by senior commercial mortgage loans on multi-family properties issued by, but not guaranteed by, a GSE	29%	$148	27%	$149	2.0x / 1.86X	66%	4.20%	• Underlying loan delinquencies are stable at <1% delinquencies across 9k+ senior loans. • Liquidity at full capacity with short-term repo widely available. • Monetizing remaining position as prices are nearly fully recovered from earlier price declines.
Joint Venture Equity	Equity ownership of an individual multi-family property alongside an operating partner	2%	$10	2%	$10	2.0x / 2.02x	78%	14-16%	• Opportunities in the Southeast U.S. still on track for growth against historically low financing costs. • Very active pipeline for joint venture equity in secondary and tertiary markets. • Heavier value add opportunities are providing opportunities for strong return.

See Glossary and End Notes in the Appendix.

19

NYMT

Multi-Family

Opportunity Highlights

Quarterly Update

Property Operating Update

- Zero NY Exposure – Portfolio located primarily in the South and Southeast of the U.S.
- Despite lockdown measures, loan portfolio occupancy rate improved from an average of **93.0%** in December 2020 to **93.6%** in March 2021.

Loan Performance Update

- Three loans paid off in the quarter with outstanding UPB of **$13 million** at an average lifetime IRR of **15.3%** (1.57x multiple) including any applicable minimum return multiple.
- As of 3/31/21, only two loans equaling **4.0%** of the total portfolio were delinquent or in forbearance due to COVID-19 related disruption.
- Both **$3 million** delinquent and **$11 million** forbearance loans expected to payoff at par after change of control/ sale of properties.

NYMT Differentiation

- NYMT is rapidly expanding our footprint in new loan originations and joint venture opportunities. This expansion aligns well with our existing portfolio and asset management capabilities.
- NYMT's existing network is supporting a substantial portion of pipeline growth.

Loan Portfolio Characteristics as of 3/31/2021

(Dollar amounts in millions)

State (Top 10)	Count	Balance		% Total	Coupon	LTV	DSCR
TX	12	$	109	31.3 %	11.4 %	79 %	1.12x
AL	5	$	48	13.8 %	12.0 %	75 %	1.03x
FL	4	$	35	10.1 %	11.5 %	81 %	1.73x
OH	3	$	28	8.0 %	11.6 %	88 %	2.01x
TN	3	$	24	6.9 %	11.2 %	89 %	2.04x
NC	3	$	18	5.2 %	12.0 %	74 %	0.92x
GA	2	$	17	4.9 %	11.0 %	82 %	1.34x
SC	3	$	16	4.6 %	11.5 %	85 %	1.57x
KY	1	$	12	3.4 %	11.3 %	88 %	1.30x
Other	8	$	41	11.8 %	11.7 %	84 %	1.44x
Total	**44**	**$**	**348**	**100.0 %**	**11.5 %**	**81 %**	**1.40x**

	Count	Balance		3/31/21	12/31/20	9/30/20
Performing	42	$	334	**96 %**	96 %	99 %
Delinquent	1	$	3	**1 %**	1 %	1 %
Forbearance	1	$	11	**3 %**	3 %	— %
Total	**44**	**$**	**348**	**100 %**	**100 %**	**100 %**

See Glossary and End Notes in the Appendix.

20

NYMT

21 Outlook New York Mortgage Trust 90 Park Avenue New York, New York 10016 Utilizing a Strong Balance Sheet to Capture Superior Market Opportunities ◦ Investing across capital structures and sectors to locate compelling risk-adjusted returns ◦ Continue to grow pipeline of high return assets ◦ Portfolio Leverage to remain low with focus on non-recourse financing ◦ Flexible, cash-efficient market approach NYMT Outlook for the Second Quarter of 2021 For 2021, we will continue to focus on asset growth through proprietary channels and prudent liability management to increase our profitability. 2Q Strategy Initiatives ◦ Close on robust investment pipeline of high return assets ◦ Focus on assets that benefit from a high touch, active management approach to unlock value ◦ Continue to lower funding costs to drive earnings

Quarterly Comparative Financial Information

Portfolio Yields by Strategy

Quarter over Quarter Comparison

Portfolio Net Interest Margin (1Q’21 vs 4Q’20)
Portfolio net interest margin for the first quarter was 2.42%, an increase from the prior quarter primarily due to decreased financing cost as a result of the repayment of debt associated with our non-Agency RMBS re-securitization in the first quarter.

Dollar Amounts in Thousands		1Q'21		4Q'20		3Q'20		2Q'20		1Q'20
Single-Family										
Avg. Interest Earning Assets	$	2,504,777	$	2,173,016	$	2,279,813	$	2,372,775	$	3,529,922
Yield on Avg. Interest Earning Assets		5.63 %		5.53 %		5.03 %		4.98 %		4.53 %
Average Financing Cost		(3.61)%		(3.75)%		(3.33)%		(2.82)%		(2.88)%
Net Interest Margin		***2.02 %***		***1.78 %***		***1.70 %***		***2.16 %***		***1.65 %***
Multi-Family										
Avg. Interest Earning Assets	$	310,347	$	357,281	$	417,102	$	490,805	$	1,251,816
Yield on Avg. Interest Earning Assets		7.93 %		7.87 %		7.52 %		7.22 %		9.90 %
Average Financing Cost		— %		— %		— %		(3.00)%		(3.57)%
Net Interest Margin		***7.93 %***		***7.87 %***		***7.52 %***		***4.22 %***		***6.33 %***
Portfolio Total										
Avg. Interest Earning Assets	$	2,846,776	$	2,566,145	$	2,738,455	$	3,035,657	$	4,832,071
Yield on Avg. Interest Earning Assets		6.03 %		6.05 %		5.51 %		5.25 %		5.99 %
Average Financing Cost		(3.61)%		(3.75)%		(3.33)%		(2.82)%		(3.07)%
Portfolio Net Interest Margin		***2.42 %***		***2.30 %***		***2.18 %***		***2.43 %***		***2.92 %***

See Glossary and End Notes in the Appendix.

23

NYMT

24See Glossary and End Notes in the Appendix. Net Interest Income (1Q’21 vs 4Q’20) Net interest income increased by $4.4 million from the previous quarter, primarily due to increased investment in higher yielding business purpose loans and a decrease in interest expense of $0.3 million which can be primarily attributed to the repayment of debt associated with our non-Agency RMBS re-securitization in the first quarter. Interest Income & Interest Expense Breakout by Investment Category Net Interest Income Quarter over Quarter Comparison Dollar Amounts in Thousands 1Q'21 4Q'20 3Q'20 2Q'20 1Q'20 Single-Family Interest Income $ 35,259 $ 30,036 $ 28,747 $ 29,530 $ 39,974 Interest Expense (9,043) (9,619) (9,025) (7,898) (14,557) Net Interest Income $ 26,216 $ 20,417 $ 19,722 $ 21,632 $ 25,417 Multi-Family Interest Income $ 6,152 $ 7,031 $ 7,846 $ 8,854 $ 30,976 Interest Expense — — — (58) (7,293) Net Interest Income $ 6,152 $ 7,031 $ 7,846 $ 8,796 $ 23,683 Portfolio Total Interest Income $ 42,934 $ 38,811 $ 37,796 $ 39,812 $ 72,316 Interest Expense (12,594) (12,855) (12,267) (11,286) (25,234) Portfolio Net Interest Income $ 30,340 $ 25,956 $ 25,529 $ 28,526 $ 47,082

Non-Interest Income (Loss)

Quarter over Quarter Comparison

Realized Gains (Losses), net (1Q'21 vs 4Q'20)
Net realized gains of $4.4 million on investment securities in the first quarter includes $5.2 million in gains from the sales of CMBS offset by $0.8 million in losses from the sales of non-Agency RMBS. Realized gain activity on residential loans is primarily a result of loan prepayment activity.

Dollar Amounts in Thousands		1Q'21		4Q'20		3Q'20		2Q'20		1Q'20
Investment securities and related hedges	$	4,375	$	(175)	$	(2,575)	$	(42)	$	(131,835)
Residential loans		2,683		2,036		1,508		(892)		(16,083)
Total Realized Gains (Losses), net	***$***	***7,058***	***$***	***1,861***	***$***	***(1,067)***	***$***	***(934)***	***$***	***(147,918)***
Realized Loss on Sale of Freddie Mac K-Series POs	***$***	***—***	***$***	***—***	***$***	***—***	***$***	***—***	***$***	***(54,118)***

Unrealized Gains (Losses), net (1Q'21 vs 4Q'20)
The credit markets saw continued improvement in credit spreads in the first quarter, which translated to improved pricing across the majority of our asset classes and resulted in net unrealized gains of $26.2 million for the period. Net unrealized losses on investment securities and related hedges were largely driven by a decrease in the fair value of our Agency RMBS and IO securities due to a rise in interest rates and the reversal of previously recognized unrealized gains on the sale of investment securities during the quarter.

Dollar Amounts in Thousands		1Q'21		4Q'20		3Q'20		2Q'20		1Q'20
Investment securities and related hedges	$	(1,841)	$	9,912	$	19,193	$	60,701	$	(70,590)
Residential loans		18,677		34,730		35,726		38,202		(83,409)
Consolidated SLST		9,225		2,820		27,145		4,096		(66,134)
Consolidated K-Series		—		—		—		—		(171,011)
Preferred equity and mezzanine loan investments		105		5,087		(866)		(127)		(5,636)
Total Unrealized Gains (Losses), net	***$***	***26,166***	***$***	***52,549***	***$***	***81,198***	***$***	***102,872***	***$***	***(396,780)***

See Glossary and End Notes in the Appendix.

25

NYMT

Non-Interest Income (Loss)

Quarter over Quarter Comparison

Income from Equity Investments (1Q’21 vs 4Q’20)
The net decrease of $8.7 million in the first quarter is primarily related to a decrease in equity income related to our residential equity investments and lower unrealized gains recognized on our preferred equity investments accounted for as equity.

Dollar Amounts in Thousands		1Q'21		4Q'20		3Q'20		2Q'20		1Q'20
Income (loss) from preferred equity investments accounted for as equity	$	5,499	$	9,224	$	4,302	$	4,024	$	(963)
Income (loss) from unconsolidated joint venture equity investments in multi-family properties		—		—		122		(1,310)		239
(Loss) income from entities that invest in residential properties and loans		(2,100)		2,874		5,542		1,398		1,218
Total Income from Equity Investments	***$***	***3,399***	***$***	***12,098***	***$***	***9,966***	***$***	***4,112***	***$***	***494***

Other Income (Loss) (1Q’21 vs 4Q’20)
The net increase of $2.3 million in other income in the first quarter is due to a full quarter of income generated from a multi-family apartment community consolidated during the prior quarter as well as income from a consolidated joint venture multi-family investment made during the first quarter.

Dollar Amounts in Thousands		1Q'21		4Q'20		3Q'20		2Q'20		1Q'20
Preferred equity and mezzanine loan premiums resulting from early redemption	$	571	$	588	$	463	$	—	$	54
Operating income (loss) in Consolidated VIEs		1,495		32		(159)		(1,780)		(342)
Miscellaneous income		1,031		143		127		142		1,829
Total Other Income (Loss)	***$***	***3,097***	***$***	***763***	***$***	***431***	***$***	***(1,638)***	***$***	***1,541***

See Glossary and End Notes in the Appendix.

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Expense Analysis

Quarter over Quarter Comparison

General and Administrative Expenses (1Q'21 vs 4Q'20)
Increase in compensation expenses of $2.1 million largely related to stock based compensation expense on 2021 annual equity awards and increase in incentive expense related to improved performance in 2021.

Dollar Amounts in Thousands		1Q'21		4Q'20		3Q'20		2Q'20		1Q'20
Salaries, benefits and directors' compensation	$	8,796	$	6,744	$	7,247	$	8,586	$	7,185
Other general and administrative expenses		2,645		2,912		2,912		3,175		3,467
Total General and Administrative Expenses	***$***	***11,441***	***$***	***9,656***	***$***	***10,159***	***$***	***11,761***	***$***	***10,652***

Operating Expenses (1Q'21 vs 4Q'20)
Increase in operating expenses included an increase of $2.2 million related to the consolidation of a multi-family apartment community late in the prior quarter and the consolidation of a new joint venture investment in a multi-family apartment community in the first quarter. Portfolio operating expenses also increased by $2.1 million primarily due to the growth of the business purpose loan portfolio.

Dollar Amounts in Thousands		1Q'21		4Q'20		3Q'20		2Q'20		1Q'20
Operating expenses related to portfolio investments	$	4,830	$	2,761	$	3,265	$	2,313	$	3,233
Operating expenses in Consolidated VIEs		2,924		763		—		—		—
Total Operating Expenses	***$***	***7,754***	***$***	***3,524***	***$***	***3,265***	***$***	***2,313***	***$***	***3,233***

See Glossary and End Notes in the Appendix.

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28See Glossary and End Notes in the Appendix. Other Comprehensive Income (Loss) Other Comprehensive Income (Loss) (1Q’21 vs 4Q’20) Other comprehensive income in the first quarter is primarily due to the reversal of previously recognized net unrealized losses reported in other comprehensive income that were reclassified to net realized gains as a result of the sale of certain investment securities during the quarter and continued improvement in credit spreads. Dollar Amounts in Thousands 1Q'21 4Q'20 3Q'20 2Q'20 1Q'20 NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ 41,911 $ 70,123 $ 91,344 $ 107,517 $ (598,680) OTHER COMPREHENSIVE INCOME (LOSS) Increase (decrease) in fair value of investment securities available for sale 638 12,755 12,645 78,273 (135,327) Reclassification adjustment for net loss (gain) included in net income (loss) 2,242 177 9,845 4,331 (6,837) TOTAL OTHER COMPREHENSIVE INCOME (LOSS) 2,880 12,932 22,490 82,604 (142,164) COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ 44,791 $ 83,055 $ 113,834 $ 190,121 $ (740,844)

29See Glossary and End Notes in the Appendix. Book Value Changes in Book Value The following table analyzes the changes in book value of our common stock for the quarter ended March 31, 2021. Quarter Ended March 31, 2021 Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance $ 1,779,380 377,744 $ 4.71 Common stock issuance, net 994 1,529 Balance after share issuance activity 1,780,374 379,273 4.69 Dividends and dividend equivalents declared (38,134) (0.10) Net change in accumulated other comprehensive income: Investment securities available for sale 2,880 0.01 Net income attributable to Company's common stockholders 41,911 0.11 Ending Balance $ 1,787,031 379,273 $ 4.71

30See Glossary and End Notes in the Appendix. Economic Return: Change in Book Value for the period + Dividends declared for the period, divided by the beginning period Book Value. Total Rate of Return: Change in Stock Price for the period + Dividends declared for the period, divided by the beginning period Stock Price. Annual Returns Economic/Total Rate 1Q'21 2020 2019 2018 2017 2016 2015 Book Value Beginning $ 4.71 $ 5.78 $ 5.65 $ 6.00 $ 6.13 $ 6.54 $ 7.07 Ending $ 4.71 $ 4.71 $ 5.78 $ 5.65 $ 6.00 $ 6.13 $ 6.54 Change in Book Value $ — $ (1.07) $ 0.13 $ (0.35) $ (0.13) $ (0.41) $ (0.53) Dividends Q1 $ 0.10 $ — $ 0.20 $ 0.20 $ 0.20 $ 0.24 $ 0.27 Q2 0.05 0.20 0.20 0.20 0.24 0.27 Q3 0.075 0.20 0.20 0.20 0.24 0.24 Q4 0.10 0.20 0.20 0.20 0.24 0.24 Total $ 0.10 $ 0.225 $ 0.80 $ 0.80 $ 0.80 $ 0.96 $ 1.02 Total Economic Return 2.1% (14.6) % 16.5% 7.5% 10.9% 8.4% 6.9% 1Q'21 2020 2019 2018 2017 2016 2015 Stock Price Beginning $ 3.69 $ 6.23 $ 5.89 $ 6.17 $ 6.60 $ 5.33 $ 7.71 Ending $ 4.47 $ 3.69 $ 6.23 $ 5.89 $ 6.17 $ 6.60 $ 5.33 Change in Stock Price $ 0.78 $ (2.54) $ 0.34 $ (0.28) $ (0.43) $ 1.27 $ (2.38) Total Rate of Return 23.8% (37.2) % 19.4% 8.4% 5.6% 41.8% (17.6) %

Appendix

32See Glossary and End Notes in the Appendix. The following defines certain of the commonly used terms in this presentation: “Agency” or “Agency Securities” or “Agency Guaranteed” refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Average Interest Earning Assets" is calculated each quarter for the interest earning assets in our investment portfolio based on daily average amortized cost for the respective periods and excludes cash and cash equivalents and all Consolidated SLST and Consolidated K-Series assets, other than, in each case, those securities owned by the Company; "Average Financing Cost" is calculated by dividing annualized interest expense relating to our interest earning assets by average interest bearing liabilities, excluding our subordinated debentures and convertible notes; "BPL" or "business purpose loans" refers to short-term loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); “CDO” or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST, multi-family loans held in the Consolidated K-Series and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate in our financial statements in accordance with GAAP; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “Consolidated K-Series” refers to certain Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, owned the first loss PO securities and certain IO and/or senior or mezzanine securities issued by them, that we consolidated in our financial statements in accordance with GAAP; “Consolidated K-Series CDOs” refers to the debt that permanently finances the multi-family mortgage loans held in the Consolidated K-Series that we consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated SLST CDOs” refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; "HPA" refers to home price appreciation; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; Glossary

33See Glossary and End Notes in the Appendix. “Market Capitalization” is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market price as of the date indicated; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Interest Margin" is the difference between the Yield on Average Interest Earning Assets and the Average Financing Cost; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “Portfolio Leverage Ratio” represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity; “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one to four family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); “Total Leverage Ratio” represents total outstanding repurchase agreement financing plus subordinated debentures and convertible notes divided by the Company's total stockholders' equity. Does not include collateralized debt obligations as they are non-recourse debt to the Company; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; and "Yield on Average Interest Earning Assets" is calculated by dividing annualized interest income relating to interest earning assets by Average Interest Earning Assets for the respective periods. Glossary

34See Glossary and End Notes in the Appendix. End Notes Slide 1 • Image(s) used under license from Shutterstock.com. Slide 3 • Image(s) used under license from Shutterstock.com. Slide 6 • Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Slide 7 • Image(s) used under license from Shutterstock.com. • Unencumbered assets available to finance includes investment securities and residential loans. Slide 9 • Market Price is the closing price per share of the Company's common stock on March 31, 2021. • Price to Book is calculated by dividing the Market Price by the book value per share of the Company as of March 31, 2021. • Portfolio Size and Investment Allocation of the investment portfolio represent balances as of March 31, 2021 (see Appendix – “Capital Allocation”). Slide 11 • Price to Book is calculated by dividing the Market Price by the book value per share of the Company as of the dates indicated. Slide 13 • Portfolio acquisitions within core strategies represent the cost of assets acquired by the Company during the periods presented. Slide 14 • Number of housing units available for sale and number of consecutive months of decline in housing availability sourced from the March 2021 Zillow Real Estate Market Report. • Lumber price increase represents year-over-year change from May 5, 2020 to May 5, 2021, sourced from Bloomberg. • Number of address changes and population trend data in 2020 sourced from the U.S. Postal Service. • Percentage of homes that were under contract within one week represents the percentage in 400+ U.S. metro areas during the 4-week period ending February 28, 2021, sourced from the Housing Market Update report published by Redfin on March 3, 2021. • Average sale-to-list price ratio represents the ratio for the 7-day period ending February 28, 2021, sourced from the Housing Market Update report published by Redfin on March 3, 2021. • Originations in 2020 sourced from the Mortgage Bankers Association. • Origination spread represents the average spread for Q1 2021 and change in origination spread represents quarter-over-quarter change from Q4 2020 to Q1 2021. • Average 2020 production profit sourced from the Annual Mortgage Bankers Performance Report published by the Mortgage Bankers Association. • BPL, S&D and Multi-Family Direct Origination amounts represent the fair value of the assets as of March 31, 2021. • BPL, S&D and Multi-Family Direct Origination percentages represent the percentage of the Total Investment Portfolio as of March 31, 2021 (see Appendix - "Capital Allocation"). • LTV at cost represents the weighted average loan-to-cost calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. • LTV after repair represents the weighted average loan-to-value calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component).

35See Glossary and End Notes in the Appendix. End Notes • Percentage of S&D loans currently in-the-money for a refinance represent S&D loans with a coupon rate greater than the conforming rate (based on product type, term and occupancy) as of March 31, 2021. Slide 15 • MTM repo includes MTM repurchase agreement financing. • Non-MTM repo includes non-MTM repurchase agreement financing • Securitization financing includes residential loan securitizations and non- Agency RMBS re-securitization. • Unencumbered includes investment securities and residential loans. Slide 16 • As of March 31, 2021. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Asset Value and Net Capital for Non-Agency Securities include Consolidated SLST securities owned by the Company with a fair value of $219.8MM and other non-Agency RMBS with a fair value of $271.6MM. • Strategy Leverage Ratio represents outstanding repurchase agreement financing related to the strategy divided by the net capital allocated to the strategy; • Average FICO and Average Coupon for RPL Strategy, BPL Strategy and Performing Loan Strategy represent the weighted average borrower FICO score and weighted average coupon rate for residential loans held as of March 31, 2021. • Average LTV for RPL Strategy and Performing Loan Strategy represents the weighted average loan-to-value for residential loans held as of March 31, 2021. • Average LTV for BPL Strategy represents the weighted average loan-to- after repair value for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). Slide 17 • Information show in the RPL Performance Update table relates to loans held within the RPL strategy as of March 31, 2021. • For loans purchased after June 30, 2018, percentages in the RPL Performance Update table were calculated using the total purchased legal balance of loans. For loans purchased prior to June 30, 2018, percentages were calculated using the legal balance of loans as of June 30, 2018. • For loans purchased after June 30, 2018, weighted average prices in the RPL Performance Update table were calculated using the purchased legal balance of loans, the fair value prices at purchase, and the fair value prices as of the dates indicated. For loans purchased prior to June 30, 2018, weighted average prices were calculated using the legal balance of loans as of June 30, 2018, the fair value prices as of June 30, 2018, and the fair value prices as of the dates indicated. • Balance in the RPL Portfolio Characteristics table represents the total legal balance as of March 31, 2021. • Coupon, LTV and FICO represent the weighted average coupon rate, weighted average loan-to-value and weighted average borrower FICO score for loans within the RPL strategy that were held as of March 31, 2021. Slide 18 • UPB represents the interest bearing balance of BPLs held as of March 31, 2021. • Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average coupon rate for loans within the BPL strategy that were held as of March 31, 2021. • Average LTARV represents the weighted average loan-to-after repair value calculated using the maximum loan amount and original after- repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). • Average LTC represents the weighted average loan-to-cost calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is- value for re-financed loans.

36See Glossary and End Notes in the Appendix. End Notes • Borrower Experience represents the weighted average historical number of investments or rehabilitation projects attributed to BPL strategy borrowers that is used by the originator or asset manager in the underwriting or acquisition of the loan, as determined by that originator’s or asset manager’s underwriting criteria. • DQ 60+ refers to loans greater than 60 days delinquent. • Maturity represents the weighted average months to maturity for loans held within the BPL strategy as of March 31, 2021. • Amounts underlying the Rehab % of Initial Cost table were calculated using the initial cost basis, construction estimate and the outstanding UPB as of March 31, 2021. Initial cost basis is calculated as the purchase cost for non- re-financed loans and the as-is-value for re-financed loans. Slide 19 • As of March 31, 2021. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Average DSCR and Average LTV of Multi-Family Loans represent the weighted average debt service coverage ratio and weighted average combined loan-to-value of the underlying properties, respectively, as of March 31, 2021. • Average coupon rate of Multi-Family Loans is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of March 31, 2021. • Average DSCR, Average LTV and Average coupon for Multi-Family securities represent the weighted average debt service coverage ratio, loan-to- value, and coupon rate of the underlying collateral per the most recent data available in Bloomberg. • Average DSCR and Average LTV for the Joint Venture Equity investment represent the debt service coverage ratio and loan-to-value of the underlying property, respectively, as of March 31, 2021. • Target IRR for the Joint Venture Equity investment represents the estimated internal rate of return for the investment. Slide 20 • Loan portfolio represents the Company's Multi-Family Loans, including delinquent loans and loans in forbearance as of March 31, 2021. • Balance represents unpaid principal amount as of March 31, 2021. • Coupon represents the weighted average coupon rate based upon the unpaid principal amount and contractual interest or preferred return rate. • LTV represents the weighted average combined loan-to-value of the underlying properties as of March 31, 2021. • DSCR represents the weighted average debt service coverage ratio of the underlying properties as of March 31, 2021. Slide 21 • Image(s) used under license from Shutterstock.com. Slide 23 • Portfolio Total Avg. Interest Earning Assets, Portfolio Total Yield on Average Interest Earning Assets and Portfolio Net Interest Margin include amounts related to our “Other” portfolio not shown separately within the table. Slide 24 • Refer to Appendix - “Reconciliation of Net Interest Income" for reconciliation of net interest income for Single-Family and Multi-Family. • Portfolio Total Interest Income, Portfolio Total Interest Expense, and Portfolio Net Interest Income include amounts related to our “Other” portfolio not shown separately within the table. Slide 29 • Outstanding shares used to calculate book value per common share for the quarter ended March 31, 2021 are 379,272,504. • Common stock issuance, net includes amortization of stock based compensation. • Net change in accumulated other comprehensive income relates to the reclassification of previously recognized unrealized losses reported in OCI to net realized gains in relation to the sale of investment securities and net unrealized gains on our investment securities. Slide 38 • Image(s) used under license from Shutterstock.com.

Capital Allocation

At March 31, 2021 (Dollar amounts in thousands)	Single-Family [(1)]	Multi-Family	Other	Total
Residential loans	$ 3,206,282	$ —	$ —	$ 3,206,282
Consolidated SLST CDOs	(992,288)	—	—	(992,288)
Multi-family loans	—	151,836	—	151,836
Investment securities available for sale [(2)]	403,232	148,441	44,622	596,295
Equity investments	—	185,835	74,230	260,065
Other investments [(3)]	—	20,030	—	20,030
Total investment portfolio carrying value	***$ 2,617,226***	***$ 506,142***	***$ 118,852***	***$ 3,242,220***
Repurchase agreements	$ (537,049)	$ —	$ —	$ (537,049)
Residential loan securitization CDOs	(533,822)	—	—	(533,822)
Convertible notes	—	—	(135,954)	(135,954)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [(4)]	146,879	52,481	118,419	317,779
Other	52,941	(4,602)	(47,660)	679
Net Company capital allocated	***$ 1,746,175***	***$ 554,021***	***$ 8,657***	***$ 2,308,853***
Total Leverage Ratio [(5)]				**0.3**
Portfolio Leverage Ratio [(6)]				**0.2**

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's consolidated financial statements.
(2) Agency RMBS with a fair value of $131.6 million are included in Single-Family.
(3) Represents the Company's preferred equity and joint venture investments in Consolidated VIEs.
(4) Excludes cash amounting to $2.9 million held in the Company's preferred equity and joint venture investments in Consolidated VIEs. Restricted cash is included in the Company's consolidated balance sheets in other assets.
(5) Represents total outstanding repurchase agreement financing, subordinated debentures and convertible notes divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $992.3 million, residential loan securitization CDOs amounting to $533.8 million and mortgages payable in Consolidated VIEs amounting to $62.5 million as they are non-recourse debt for which the Company has no obligation.
(6) Represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity.

See Glossary and End Notes in the Appendix.

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Reconciliation of Net Interest Income

Dollar amounts in thousands		1Q'21		4Q'20		3Q'20		2Q'20		1Q'20
Single-Family										
Interest income, residential loans	$	27,630	$	21,899	$	19,808	$	17,898	$	22,177
Interest income, Consolidated SLST		10,318		10,653		10,896		11,522		12,123
Interest income, investment securities available for sale		4,415		4,892		5,605		8,268		14,209
Interest expense, Consolidated SLST CDOs		(7,104)		(7,408)		(7,562)		(8,158)		(8,535)
Interest income, Single-Family, net		35,259		30,036		28,747		29,530		39,974
Interest expense, repurchase agreements and derivatives		(4,040)		(3,882)		(5,341)		(7,299)		(14,320)
Interest expense, residential loan securitizations		(4,720)		(4,440)		(2,160)		(130)		(237)
Interest expense, non-Agency RMBS re-securitization		(283)		(1,297)		(1,524)		(469)		—
Net Interest Income, Single-Family	***$***	***26,216***	***$***	***20,417***	***$***	***19,722***	***$***	***21,632***	***$***	***25,417***
Multi-Family										
Interest income, multi-family loans held in Consolidated K-Series	$	—	$	—	$	—	$	—	$	151,841
Interest income, investment securities available for sale		1,751		2,007		2,546		3,652		3,524
Interest income, preferred equity and mezzanine loan investments		4,401		5,024		5,300		5,202		5,373
Interest expense, Consolidated K-Series CDOs		—		—		—		—		(129,762)
Interest income, Multi-Family, net		6,152		7,031		7,846		8,854		30,976
Interest expense, repurchase agreements		—		—		—		(58)		(7,293)
Net Interest Income, Multi-Family	***$***	***6,152***	***$***	***7,031***	***$***	***7,846***	***$***	***8,796***	***$***	***23,683***

See Glossary and End Notes in the Appendix.

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Thank You From all of us at NYMT